Registration No. 333-122924

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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                 FORM S - 8
                       (Post Effective Amendment No. 1)

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                        DYNA GROUP INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Nevada                                      87-0404753
 -------------------------------                       -------------
 (State or Other Jurisdiction of                       (IRS Employer
 Incorporation or Organization)                     Identification No.)

      1661 S. Seguin Street
      New Braunfels, Texas                                 78130
 ------------------------------                          ----------
 (Address of Principal Offices)                          (Zip Code)

                        2005 Stock Compensation Plan
                        ----------------------------
                          (Full Title of the Plan)

                              Roger R. Tuttle
                           1661 S. Seguin Street
                        New Braunfels, Texas 78130
                               With a Copy to
                             Lawrence E. Wilson
                         Franklin, Cardwell & Jones
                          1001 McKinney, 18th Floor
                              Houston, TX 77002
                   ---------------------------------------
                   (Name and Address of Agent For Service)


        THE PURPOSE OF THIS AMENDMENT IS TO DEREGISTER 750,000 SHARES
          OF COMMON STOCK AND PARTICIPATION INTERESTS UNDER THE PLAN

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                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 9.  Undertakings

       Pursuant to Item 512(a)(3), this Post-Effective Amendment No. 1 is filed in order to deregister the 750,000 shares of Dyna Group International, Inc. common stock, $.001 par value share, and interests in the 2005 Stock Compensation Plan (the "Plan") registered under Registration Statement No. 333-122924, filed on February 18, 2005. As of the date hereof, no shares of stock have been purchased and no interests under the Plan are outstanding.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Braunfels, and the State of Texas, on February 8, 2005.


 DYNA GROUP INTERNATIONAL, INC.


      September 13, 2005


      /s/ Roger R. Tuttle
 By:  ___________________________________
      Roger R. Tuttle
      Chief Executive Officer

      /s/ Sandra Tristan
 By:  ___________________________________
      Sandra Tristan
      Chief Financial Officer and
      Chief Accounting Officer

 Pursuant  to  the  requirements  of  the   Securities  Act  of  1933,   this
 Registration Statement has been signed below by the following persons in the capacities indicated on February 8, 2005.


 September 13, 2005


 /s/  Roger R. Tuttle                    /s/  Sandra Tristan
 ______________________________          ________________________________
 Roger R. Tuttle                         Sandra Tristan
 Director                                Director


 /s/  Jeffrey L. Smith
 ______________________________
 Jeffrey L. Smith
 Director